UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________________________

SCHEDULE 14A

__________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

QUANTUM COMPUTING INC.
(Name of Registrant as Specified in its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

QUANTUM COMPUTING INC.

November 1, 2024

Dear Fellow Quantum Computing Stockholders:

We invite you to attend the 2024 Annual Meeting of Stockholders of Quantum Computing Inc. to be held at the Quantum Computing corporate offices located at 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030 on December 10, 2024.

The Notice of the Annual Meeting and proxy statement accompanying this letter provide information concerning matters to be considered and acted upon at the meeting. Immediately following the meeting, a report on our operations will be presented, including a question-and-answer and discussion period. Our 2023 results are presented in detail in our Annual Report on Form 10-K for the year ended December 31, 2023.

Your vote is very important. We encourage you to read all of the important information in the proxy statement and vote your shares as soon as possible. Whether or not you plan to attend, you can be sure your shares are represented at the Annual Meeting by promptly submitting your proxy by the Internet, by telephone or, if you request a paper copy of the proxy materials and receive a proxy card, by mail.

On behalf of the Board of Directors, thank you for your continued confidence and investment in Quantum Computing.

Sincerely,
/s/ Robert Liscouski
Robert Liscouski
Chairman of the Board of Directors

QUANTUM COMPUTING INC.

5 Marine View Plaza, Suite 214

Hoboken, NJ 07030
Telephone: (703) 436-2161

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on December 10, 2024

To the Stockholders of Quantum Computing Inc.

The 2024 Annual Meeting of the Stockholders (the “Annual Meeting”) of Quantum Computing Inc., a Delaware corporation (the “Company”), will be held on December 10, 2024, at 10:00 a.m. local time at the Company’s offices at 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030. The purpose of the meeting is to consider and act upon the following matters:

1.      To elect five directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified (Proposal No. 1);

2.      To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement with respect to the Annual Meeting (Proposal No. 2);

3.      To ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 3);

4.      To approve, for purposes of complying with Listing Rule 5635(d) of The Nasdaq Stock Market LLC, the issuance of 20% or more of our outstanding shares of common stock upon the conversion of the outstanding balance of that certain Secured Convertible Promissory Note, in the initial principal amount of $8,250,000, issued by the Company to Streeterville Capital, LLC on August 6, 2024 (Proposal No. 4); and

5.      To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement with respect to the Annual Meeting. Only stockholders of record of the Company’s common stock, par value $0.0001 per share, at the close of business on October 18, 2024, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting. We are providing proxy material access to our stockholders via the Internet at www.cleartrustonline.com/qubt. Please give the proxy materials your careful attention.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Robert Liscouski
Robert Liscouski
Chairman of the Board of Directors
Hoboken, NJ
November 1, 2024

i

QUANTUM COMPUTING INC.

5 Marine View Plaza, Suite 214
Hoboken, NJ 07030
Telephone: (703) 436-2161

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 10, 2024

GENERAL INFORMATION ABOUT THE PROXY
STATEMENT AND ANNUAL MEETING

General

This proxy statement relates to the solicitation of proxies by the Board of Directors (the “Board”) of Quantum Computing Inc. (the “Company,” “we,” “us,” or “our”), for use at the 2024 Annual Meeting of the Company’s stockholders (the “Annual Meeting”) to be held at 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030, on December 10, 2024, at 10:00 a.m. local time, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Whether or not you expect to attend the meeting in person, please submit your proxy to vote your shares, in accordance with the instructions below, as promptly as possible to ensure that your vote is counted. This proxy statement and the form of proxy will first be made available to the Company’s stockholders on or about November 4, 2024. The Annual Meeting will begin promptly at 10:00 a.m. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the check-in procedures.

Notice of Internet Availability

Pursuant to the U.S. Securities and Exchange Commission (the “SEC”) “Notice and Access” rules, we are furnishing our proxy materials to our stockholders over the Internet instead of mailing each of our stockholders paper copies of those materials. As a result, we will send our stockholders by mail or email a Notice of Internet Availability of Proxy Materials, which we sometimes refer to as the “Notice,” containing instructions on how to access our proxy materials over the Internet and how to vote. The Notice is not a ballot or proxy card and cannot be used to vote your shares. The Notice also tells you how to access your proxy card to vote on the Internet or by telephone. If you received a Notice by mail and would like to receive a printed or email copy of the proxy materials, please follow the instructions included in the Notice. You will not receive paper copies of the proxy materials by mail unless you request the materials by following the instructions in the Notice. This process allows us to expedite our stockholders’ receipt of proxy materials, lowers our costs of distribution with respect to the proxy materials for the Annual Meeting, and reduces the environmental impact of the Annual Meeting.

Revocability of Proxies

You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•        You may submit another properly completed proxy card with a later date or subsequently submit another proxy to vote your shares via the Internet or via telephone;

•        You may send a timely written notice that you are revoking your proxy to the Company at 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030, Attn: Chief Executive Officer; or

•        You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. Proxies may be solicited by mail or personally by our directors, officers, or employees, none of whom will receive additional compensation for such solicitation. Those holding shares of record for the benefit of others, or nominee holders, are being asked to distribute proxy soliciting materials to, and request voting instructions from, the beneficial owners of such shares. We will reimburse nominee holders for their reasonable out-of-pocket expenses.

Record Date; Stockholders Entitled to Vote

The holders of record of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the close of business on October 18, 2024 (the “Record Date”), are entitled to receive notice of, attend, and vote at the Annual Meeting.

If on the Record Date your shares of Common Stock were registered directly in your name with Quantum Computing’s transfer agent, ClearTrust, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

Voting Securities; Quorum

As of the close of business on the Record Date, there were 95,142,920 shares of Common Stock issued and outstanding, which constitutes all of the outstanding capital stock of the Company entitled to vote at the Annual Meeting. Holders of Common Stock as of the Record Date are entitled to one vote for each share of Common Stock held by them as of the Record Date.

The presence, in person or by proxy, of the holders of one-third in voting power of all stock of the Company outstanding and entitled to vote at the Annual Meeting (or 31,714,307 shares of Common Stock) is necessary to constitute a quorum at the Annual Meeting. In the absence of a quorum at the meeting, the meeting may be adjourned from time to time without notice, other than announcement at the meeting, until a quorum is formed. The proxy card will reflect the number of shares that you are entitled to vote at the Annual Meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain, and broker non-votes (as described below), are considered stockholders who are present for purposes of determining the presence of a quorum.

Voting Procedures

Your vote is important no matter how many shares you own.    Please take the time to submit a proxy to vote your shares, even if you plan to attend the Annual Meeting and vote in person, to ensure that your shares are represented and voted at the meeting (including if your plans to attend change). Take a moment to read the instructions below. Choose the way that is easiest and most convenient for you, and submit a proxy to vote your shares as soon as possible.

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker, or other nominee, you may cause your shares to be voted in one of four ways:

•        You may submit a proxy to vote your shares over the Internet.    You may submit a proxy to vote your shares by visiting www.cleartrustonline.com.qubt and following the instructions.

•        You may submit a proxy to vote your shares by telephone.    You may submit a proxy to vote your shares by calling 1-813-235-4490.

•        You may submit a proxy to vote your shares by mail.    If you requested a copy of the proxy materials with respect to the Annual Meeting by mail, or receive a proxy card with a later copy of the Notice by mail, you may cause your shares to be voted by completing, dating and signing your name (exactly as it appears on your proxy card) on the enclosed proxy card and mailing it in the postage-paid envelope provided.

•        You may vote in person.    You may vote your shares in person if you attend the Annual Meeting.

Uninstructed Shares

All proxies that are executed and returned or are submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice in accordance with the instructions set forth therein. If no choice is specified as to one or more of the proposals, however, the proxy will be voted in accordance with the Board’s recommendations on such proposals as set forth in this proxy statement.

Shares Held in Street Name

If on the Record Date your shares of Common Stock were held in an account at a brokerage firm, bank, dealer, or other similar entity, rather than in your name, then you are the beneficial owner of shares held in what is referred to as “street name” and the entity holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. As you are not the stockholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

You will receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted but only by certain record holders and only with respect to certain matters. In general, under the rules of the various national and regional securities exchanges, holders of record have the authority to vote shares for which their customers do not provide voting instructions on certain limited routine, uncontested items, but not on non-routine proposals. In the case of non-routine or contested items for which instructions have not been provided, the institution holding street name shares cannot vote those shares. A broker “non-vote” occurs when we receive a proxy from a broker but the shares represented by such proxy are not voted on a particular matter because the broker has not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker does not have discretionary power to vote the shares. If your shares are held of record by a person or institution other than a broker, however, whether those shares can be voted without specific instructions from you will depend on your individual arrangement with that record holder, in particular, whether you have granted such record holder discretionary authority to vote your shares. In the absence of an arrangement with your record holder granting such discretionary authority, your record holder nominee will not have discretionary authority to vote your shares on any matter at the Annual Meeting in the absence of specific voting instructions from you.

The proposal to ratify the appointment of our independent registered public accounting firm is considered a “routine” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. If your broker holder of record submits a proxy on your behalf, but does not indicate how your shares of Common Stock should be voted, the shares of Common Stock represented by such proxy will be voted FOR ratification of the appointment of BPM LLP as our independent public accounting firm for 2024. The election of directors, the non-binding advisory vote to approve the compensation of our named executive officers and the approval of the issuance of 20% or more of the outstanding shares of Common Stock upon the conversion of the outstanding balance of that certain Secured Convertible Promissory Note, in the initial principal amount of $8,250,000, issued by the Company to Streeterville Capital, LLC on August 6, 2024 (the “Streeterville Note”) are considered “non-routine” items for which brokerage firms may not vote in their discretion on behalf of clients who do not furnish voting instructions and, thus, there may be “broker non-votes” at the Annual Meeting with respect to these proposals. If you hold your shares in street name in a stock brokerage account, you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be voted on the election of directors, the non-binding advisory vote on our named executive officer compensation and the approval of the issuance of more than 20% of the outstanding shares of Common Stock upon conversion of the outstanding balance of Streeterville Note. If your shares are held in street name by a bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be voted on any matter at the Annual Meeting, unless your shares are held of record by a bank or other nominee and you have an arrangement with the nominee granting such nominee discretionary authority to vote your shares.

Your vote is important. Accordingly, please sign and return your bank’s, broker’s, or other nominee’s instructions.

Votes Required to Approve a Proposal

The following votes are required for approval of the proposals being presented at the Annual Meeting:

Proposal No. 1: Election of Directors.    Pursuant to our bylaws, directors are to be elected by a plurality of the votes cast at the Annual Meeting. This means that, assuming a quorum is present, the five candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Shares for which a vote is withheld from a director nominee will not be voted with respect to the director nominee indicated and will have no impact on the outcome of the election of directors, although such shares will be counted for the purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal No. 2: To Approve the Compensation of the Company’s Named Executive Officers.    The non-binding advisory proposal to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement requires the approval of a majority of the votes cast on such proposal. Abstentions and broker non-votes, which are not considered votes cast, will have no effect on the outcome of the vote on this proposal.

Proposal No. 3: To Ratify the Selection of BPM LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024.    Assuming a quorum is present, the proposal to ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for its current fiscal year requires the approval of a majority of the votes cast on such proposal. Abstentions are not considered as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal. There will be no broker non-votes with respect to this proposal.

Proposal No. 4: To Approve the Issuance of 20% or More of the Common Stock upon the Conversion of the Outstanding Balance of the Streeterville Note.    Assuming a quorum is present, the proposal to approve the issuance of 20% or more of the Common Stock upon the conversion of the outstanding balance of the Streeterville Note requires the approval of a majority of the votes cast on such proposal. Abstentions and broker-non-votes are not considered as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.

Tabulation and Reporting of Voting Results

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE

Executive Officers and Board of Directors

Set forth below are the names of and certain biographical information about each executive officer and member of the Board. The information presented includes each officer and director’s principal occupation and business experience for the past five years and the names of other public companies of which he has served as a director during the past five years.

The Board, upon the recommendation of its Nominating and Corporate Governance Committee, has nominated Dr. Yuping Huang, Dr. Carl Weimer, Dr. Javad Shabani, Robert Fagenson and Michael Turmelle for election as directors, each to hold office until the next annual meeting of stockholders of the Company and until their successors are elected and qualified or until their earlier resignation or removal.

Name	Current Age	Position
William J. McGann	66	Chief Executive Officer and President
Chris Boehmler	45	Chief Financial Officer
Robert Liscouski	70	Chairman of the Board of Directors
Dr. Yuping Huang	45	Chief Quantum Officer and Director
Dr. Carl Weimer	62	Director
Dr. Javad Shabani	43	Director
Robert Fagenson	75	Director
Michael Turmelle	65	Director

William McGann has served as the Company’s Chief Executive Officer and President since February 1, 2024. Prior to that, he had served as the Company’s Chief Technology Officer and Chief Operations Officer since January 2022 and as a Director of the Company from September 2021 to December 2021. Prior to joining Quantum Computing, Dr. McGann was the Chief Technology Officer for the Security, Detection and Automation business at Leidos Holdings, Inc., a provider of technical services, primarily to the U.S. government, from May 2019 to January 2022. Dr. McGann has a strong, directed passion for transforming credible science into practical technology solutions in solving some of the world’s greatest challenges. Prior to joining Leidos, Dr. McGann held numerous business and technology leadership positions and roles including (a) Founder of the first explosives trace detection company, Ion Track Instruments, (b) Chief Technology Officer for GE Security, (c) VP of Engineering for United Technologies Fire and Security business, (d) CEO and board member of Implant Sciences Corp., and (e) Chief Technology Officer at L3Harris Aviation Security and Detection business. Dr. McGann holds a Ph.D. in Chemical Physics from the University of Connecticut and undergraduate degrees in Chemistry and Biology.

Chris Boehmler has served as the Company’s Chief Financial Officer since July 1, 2023. Mr. Boehmler joined Quantum Computing Inc. as Controller in March 2022. He worked as an independent consultant from June 2018 until March 2022, serving both private and non-profit organizations. Previous to June 2018, his corporate finance experience totals 12 years in senior management positions for private and public technology-driven and financial institutions, primarily at Bridgewater Associates, LP and Intelsat. During this time, he also led the finance functions for two start-ups where he was instrumental in raising private equity and performing due diligence on acquisition targets. His financial expertise spans capital markets, planning & analysis, accounting operations, management and regulatory reporting, financial systems integrations, and Sarbanes Oxley Act financial risks & controls. He started his career working in the investment banking division of Credit Suisse First Boston, followed by strategic management consulting for Booz Allen Hamilton. Mr. Boehmler has an undergraduate degree in Economics with a minor in Germanic Studies from the University of Chicago.

Robert Liscouski is the Chairman of the Board; he has served in this position since February 2018. From March 2018 through January 2024 Mr. Liscouski served as the Company’s Chief Executive Officer and President. Prior to that Mr. Liscouski served as Chairman and Founder of Convergent Risk Group LLC, an enterprise security risk management firm specializing in the convergence of physical and cyber risk, from January 2011 through May 2019 and as President of Implant Sciences Corp., a public company that became a leader in the explosive trace detection industry culminating in the sale of the technology to L3 Communications in January 2017. Mr. Liscouski is a proven security professional, thought leader and successful entrepreneur with over 35 years of senior level security operational and company leadership experience in government and public and private companies.

Mr. Liscouski is a recognized security industry leader in assessing, mitigating and managing physical and cybersecurity risk in private sector enterprises and state and federal government agencies. Mr. Liscouski has extensive experience in leading innovative start up and turnaround companies as well as building programs for large government organizations and is recognized as a leader in identifying emerging security technologies. He serves as a “Trusted Advisor” to senior officials within government and private sector, providing guidance in areas such as physical and cyber security, crisis management, organizational development and strategic planning. Mr. Liscouski’s career has spanned local law enforcement, senior government and private sector positions from operations to senior leadership and Boards of Directors. He served as a senior advisor to the intelligence community and was appointed by President George W. Bush as the first Assistant Secretary for Infrastructure Protection at the Department of Homeland Security. Mr. Liscouski is a founder and Chairman of the Board of the National Child Protection Task Force, a 501(c)(3) charitable organization, and served on the Board of Clean Coal Technologies Inc. (CCTC) from 2019 until December 2020. He received his Bachelor of Science degree in Criminal Justice from John Jay College and his MPA in Public Administration from the Kennedy School of Government, Harvard University.

Yuping Huang has served as the Company’s Chief Quantum Officer and a Director since June 14, 2022. Dr. Huang has over 20 years of experience in commercial and academic settings, with pioneering research in a wide spectrum of quantum physics, optics, and technology. Prior to joining the Company, Dr. Yuping founded QPhoton, Inc., where he served as Chief Executive Officer from 2020 until its acquisition by the Company in 2022. QPhoton was a development stage company commercializing quantum photonic technology and devices to provide innovative and practical quantum solutions for critical challenges facing big data, cyber, remote sensing, and healthcare industries. Dr. Huang worked as a postdoctoral fellow, a research faculty member, and principal investigator at Northwestern University from 2009-2014. Dr. Huang has been a Professor of Physics at the Stevens Institute of Technology, a private research technological university in Hoboken, New Jersey, since 2014 (from 2014 to 2019 as assistant professor, from 2019-2023 as associate professor and as a full professor since 2023). Dr. Huang is the founding director of the Center for Quantum Science and Engineering and Gallagher Associate Professor of Physics at the Stevens Institute of Technology. He received a Bachelor of Science in modern physics from the University of Science and Technology of China in 2004 and a PhD in quantum AMO physics in 2009 from Michigan State University. Dr. Huang’s expertise in quantum physics and optics and leadership experience in quantum research qualifies him to serve as a member of the Board.

Dr. Carl Weimer has served as a director of the Company since January 14, 2023. Dr. Weimer has over 25 years of experience in the aerospace industry. He has previously been involved in two companies in the aerospace industry, holding positions including Team Leader, Principal Investigator and Chief Technologist. From 1994 through 2000, Dr. Weimer was a Team Leader for Ophir Corporation, an aerospace optics company. From 2000 to 2018 he was a Team Leader for Ball Aerospace & Technologies Corp., a spacecraft company, and in 2008 he was awarded a NASA Distinguished Public Service Medal. In addition, Dr. Weimer has been the Principal Investigator for the NASA Earth Science Technology Office since 2008, and he holds seven U.S. patents in optical systems. Dr. Weimer received a Bachelor of Science degree from Harvey Mudd College (1984) and a Master of Science (1987) and a PhD (1992) from Colorado State University, all in experimental Physics. Dr. Weimer’s expertise in advanced optics and leadership experience in the aerospace industry qualifies him to serve as a member of the Board.

Dr. Javad Shabani has served as a director of the Company since April 19, 2024. Dr. Shabani has over 13 years of experience in advanced physics and quantum information physics. Dr. Shabani has been an associate professor in the New York University Physics Department and director of the NYU Center for Quantum Information Physics since 2022. From 2017 to 2022, he was an Assistant Professor at the NYU Physics Department. From 2015 to 2017, Dr. Shabani was an Assistant Professor at the City College of New York Physics Department. From 2014 to 2015, he was a Project Scientist in the California Nanosystems Institute at the University of California Santa Barbara. From 2011 to 2014, he was a Postdoctoral Fellow at the Harvard University Physics Department (2011 – 2012) and the California Nanosystems Institute at the University of California Santa Barbara (2012 – 2014). He was awarded the IBM Q Scholar Award in 2021, and the US Air Force Young Investigator Program Award and the US Army Young Investigator Award in 2016. Dr. Shabani holds four patents in quantum physics applications and has published over 85 papers. Dr. Shabani received Bachelor of Science degrees in physics and electrical engineering from Sharif University of Technology (2004) a Master of Science in Electrical Engineering from the University of California, Santa Cruz (2005), a Master of Arts in Electrical Engineering from Princeton University (2007) and a PhD in Electrical Engineering from Princeton University (2011). Dr. Shabani’s scholarship and experience in physics and electrical engineering qualifies him to serve on the Board to help lead the Company towards continued growth and success.

Robert Fagenson has served as a Director of the Company since March 2021. Mr. Fagenson has served as a member of the board of directors of National Holdings Corporation (“NHC”), a broker-dealer, since March 2012. He has served as vice chairman of the board of directors of NHC since September 2016. Mr. Fagenson previously served as co-chief executive officer of NHC from January 3, 2017 to January 31, 2017, as chief executive officer and chairman of the board of directors of NHC from December 2014 to September 2016, and as executive vice-chairman of the board of directors of NHC from July 2012 to December 2014. NHC was acquired by B. Riley Financial in February 2024. Mr. Fagenson has been a branch owner at National Securities Corp, an operating company of NHC, since 2012, and president of Fagenson & Co., Inc., a family investment company, since 1982. Mr. Fagenson spent the majority of his career at the New York Stock Exchange (“NYSE”), where he was managing partner of one of the exchange’s largest specialist firms. While at the NYSE, Mr. Fagenson served as a governor on the trading floor and was elected to the NYSE board of directors in 1993, where he served for six years, eventually becoming vice chairman of the NYSE board of directors from 1998 to 1999 and 2003 to 2004. Mr. Fagenson has served as director of the New York City Police Museum since 2005 and as director of the Federal Law Enforcement Officers Association Foundation since 2009. He has also served on the board of directors of Sigma Alpha Mu Foundation since 2011 and on the board of directors of New York Edge since 2015. In addition, Mr. Fagenson served as the non-executive chairman of Document Security Systems, Inc. from 2012 to 2018 (NYSEMKT: DSS). He is currently a member of the alumni boards of the Whitman School of Business at Syracuse University. Mr. Fagenson received his B.S. in Transportation Sciences & Finance from Syracuse University in 1970. Mr. Fagenson’s experience in the financial services industry and in senior leadership positions qualifies him to serve as a member of the board and as chairman of the audit committee.

Michael Turmelle has served as a Director of the Company since January 2022. Mr. Turmelle has served on the board of directors of Ideal Power Inc. since December 2017 and as chairman of the Ideal Power board since 2021. From January 2018 through January 2024, Mr. Turmelle served as the Managing Director of Hayward Tyler, a United Kingdom private equity-backed manufacturer and service provider of pumps and motors, which he joined in February 2015. Mr. Turmelle also served on the boards of Hayward Tyler and Energy Steel (a Hayward Tyler subsidiary) from 2017 until January 2024. Hayward Tyler designs, manufactures, and services performance-critical electric motors and pumps to meet the most demanding of applications for the global energy industry, as both an original equipment manufacturer supplier and trusted partner. Previously, Mr. Turmelle ran his own consulting company, working with start-ups and turn-arounds in the areas of renewable energy, medical, and other advanced technologies. Mr. Turmelle has served on numerous Boards of Directors including the Board of Directors of Implant Sciences Corp., an explosive and narcotic trace detection company, where he served as Chairman of the Board from 2015 to 2017. Mr. Turmelle was Chief Financial Officer and Chief Operating Officer and a member of the Board of Directors of SatCon Technology Corporation, a maker of energy management systems, from 1992 to 2005. Mr. Turmelle was also on the Board of Directors of Beacon Power, a SatCon spin-off company dealing in flywheel energy storage, from 1996 to 2000. Mr. Turmelle has a BA in Economics from Amherst College and is a graduate of General Electric’s Financial Management Program. Mr. Turmelle’s experience as a public company director and executive as well as extensive experience in finance, business operations and technology, qualifies him to serve as a member of the Board and as chairman of the compensation committee.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors, and persons who own more than 10% of the Common Stock to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on the Company’s review of Forms 3 and 4 and amendments thereto furnished to the Company during the Company’s fiscal year ended December 31, 2023, including those reports that we have filed on behalf of our directors and Section 16 officers, no director, Section 16 officer, beneficial owner of more than 10% of the outstanding shares of Common Stock, or any other person subject to Section 16 of the Exchange Act, failed to file such required reports with the SEC on a timely basis during the fiscal year ended December 31, 2023, except (i) as previously disclosed by the Company, (ii) Robert Liscouski filed a Form 4 on July 7, 2023, that reported his sale of an aggregate of 71,445 shares of Common Stock on seven dates between November 25, 2022 and June 26, 2023, all of which were reported late.

Board Meetings; Attendance at Annual Meetings

The Board met 9 times during the year ended December 31, 2023. Each Director attended at least 75% of the total number of meetings of the Board and the Board committees of which he was a member during 2023.

While the Board does not have a formal policy, all directors are encouraged to attend our annual meetings of stockholders. Five of our six then-serving Board members attended our 2023 annual meeting of stockholders.

Board Composition and Determination of Director Independence

The Board is authorized to have up to seven members and currently consists of six members. The nominees elected as directors at the Annual Meeting will serve until our next annual meeting and until their successors are duly elected and qualified. Nasdaq Listing Rule 5605 requires a majority of a listed company’s board of directors be composed of independent directors. In addition, Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees be independent, and that compensation and audit committee members also satisfy additional independence criteria under the Exchange Act. Compensation committee members also should qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act.

In making the determination of whether a member of the Board is independent, the Board considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported under the caption “Transactions with Related Persons.” The Board also considered adversarial positions taken in litigation against the Company, if any, and affiliation with the Company’s legal counsel, auditors and underwriters. The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent. On the basis of such review and its understanding of such relationships and transactions, the Board affirmatively determined that each of Robert Fagenson, Michael Turmelle, Javad Shabani and Carl Weimer are qualified as independent as they have no material relationship with us that might interfere with his exercise of independent judgment in carrying out his responsibilities as a director.

Board Committees; Audit Committee Financial Expert; Stockholder Nominations

The Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each such committee has its own charter, which is available on our website at www.quantumcomputinginc.com. Each of such Board committees has the composition and responsibilities described below.

The following table identifies the committee members:

Name	Audit	Compensation	Nominating and Corporate Governance	Independent
Robert Fagenson	Chairman	X	X	X
Michael Turmelle	X	Chairman	Chairman	X
Javad Shabani			X	X
Carl Weimer	X	X		X
Robert Liscouski
Yuping Huang

The Board has determined that Robert Fagenson is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of SEC Regulation S-K.

Members will serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and oversees the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting. The specific functions of this Committee include, but are not limited to:

•        selecting an independent registered public accounting firm and overseeing the engagement of such firm;

•        approving the fees to be paid to the independent registered public accounting firm;

•        helping to ensure the independence of the independent registered public accounting firm;

•        overseeing the integrity of our financial statements;

•        preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

•        resolving any disagreements between management and the auditors regarding financial reporting;

•        reviewing with management and the independent auditors any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies;

•        reviewing and approving all related-party transactions; and

•        overseeing compliance with legal and regulatory requirements.

The Audit Committee held four meetings during 2023.

Compensation Committee

The Compensation Committee assists the Board in the discharge of its responsibilities relating to the compensation of the members of the Board and our executive officers.

The Committee’s compensation-related responsibilities include, but are not limited to:

•        reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

•        reviewing, approving, and recommending to the Board on an annual basis the evaluation process and compensation structure for our other executive officers;

•        determining the need for and the appropriateness of employment agreements and change in control agreements for each of our executive officers and any other officers recommended by the Chief Executive Officer or the Board;

•        providing oversight of management’s decisions concerning the performance and compensation of other Company officers, employees, consultants, and advisors;

•        reviewing our incentive compensation and other equity-based plans and recommending changes in such plans to the Board as needed, and exercising all the authority of the Board with respect to the administration of such plans;

•        reviewing and recommending to the Board the compensation of independent directors, including incentive and equity-based compensation; and

•        selecting, retaining, and terminating such compensation consultants, outside counsel, or other advisors as it deems necessary or appropriate.

Compensation Committee members are appointed annually by the Board on the recommendation of the Nominating and Corporate Governance Committee, and may be replaced by the Board. In performing their responsibilities, Compensation Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by officers, employees, counsel, independent auditors, other committees of the Board, or other persons.

The Compensation Committee acts under a written charter adopted and approved by our Board and may, in its discretion, obtain the assistance of outside advisors, including legal counsel, independent auditors, or other persons. In determining each component of executive and director compensation, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee will generally review market data that is comprised of proxy disclosed data from peer companies and information from nationally recognized published surveys for the technology industry. The market data helps the Compensation Committee gain perspective on the compensation levels and practices at peer companies and to assess the relative competitiveness of the compensation paid to our executives. The market data thus guides the Compensation Committee in its efforts to set executive compensation levels and program targets at competitive levels for comparable roles in the marketplace. In determining any incentive component of the Chief Executive Officer’s compensation, the Compensation Committee will consider appropriate factors, which may include the Company’s performance and relative shareholder return, the achievement of the Chief Executive Officer’s performance milestones, the value of similar incentive grants or awards to chief executive officers at comparable companies, and the grants or awards given to the Chief Executive Officer in past years. With respect to determining the compensation of the Company’s other executive officers, the Compensation Committee will take into account peer group practices and other appropriate factors, such as corporate and individual performance and historical compensation practices for such officers. Additionally, the Compensation Committee will solicit the recommendations of the Chief Executive Officer in connection with compensation determinations of the other executive officers. Typically, the Compensation Committee meets at least three times annually and with greater frequency if necessary. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.

The Compensation Committee also determines and approves options and other equity-based compensation to be granted to executive officers, other than the Chief Executive Officer, and recommends to the Board for its review and approval options and other equity-based compensation to be granted to the Chief Executive Officer and non-employee directors. The Compensation Committee makes such determinations for executive officers other than the Chief Executive Officer in conjunction with the Chief Executive Officer.

The Compensation Committee charter provides that the Compensation Committee may “[f]orm and delegate authority to subcommittees of one or more Committee members when desired and appropriate.”

The Compensation Committee held three meetings during 2023.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles, and oversee the performance of the Board.

The Committee’s responsibilities include:

•        recommending to the Board nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the Board;

•        considering candidates proposed by stockholders in accordance with the requirements in the Committee charter;

•        overseeing the administration of the Company’s code of business conduct and ethics;

•        reviewing with the entire Board, on an annual basis, the requisite skills and criteria for Board candidates and the composition of the Board as a whole;

•        the authority to retain search firms to assist in identifying Board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;

•        recommending to the Board on an annual basis the directors to be appointed to each committee of the Board;

•        overseeing an annual self-evaluation of the Board and its committees to determine whether it and its committees are functioning effectively; and

•        developing and recommending to the Board a set of corporate governance guidelines applicable to the Company.

The Nominating and Corporate Governance Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Nominating and Corporate Governance Committee is authorized to retain independent legal counsel and other advisors and conduct or authorize investigations into any matter within the scope of its duties.

The Nominating and Corporate Governance Committee will consider all recommendations for nominations to the Board from any person (or group) who has (or collectively if a group have) held more than 3% of the Company’s voting securities for longer than one year. Stockholders desiring to submit such recommendations to the Nominating and Corporate Governance Committee should submit information regarding such recommendation, consistent with the information that would be required for direct stockholder nominations of directors (see “Stockholder Proposals”), in writing or by electronic mail to the Chair of the Nominating and Corporate Governance Committee, at: Quantum Computing Inc., Attention Chairman, Nominating and Corporate Governance Committee, 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030 or investors@quantumcomputinginc.com. When the required information has been received, the Committee will evaluate the proposed nominee, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. Dr. Javad Shabani was recommended to serve as a director by Dr. William McGann, CEO of the Company, and elected by the Board to fill an open seat on April 19, 2024.

The Nominating and Corporate Governance Committee held one meeting during 2023.

Involvement in Certain Legal Proceedings

Our President and Chief Executive Officer, Dr. William McGann, was the Chief Executive Officer of Implant Sciences Corporation and our Chairman of the Board, Mr. Robert Liscouski, was President of Implant Sciences Corporation, when it filed a petition for bankruptcy on October 11, 2016 in the Delaware Bankruptcy Court.

With the exception of the foregoing, to the best of our knowledge, none of our directors or executive officers has, during the past 10 years:

•        been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•        had any bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for, the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•        been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•        been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Human Capital Management

Board of Directors Oversight

The Board recognizes the critical importance of our team and the necessity to ensure a diverse, inclusive, and creative work environment that is centered around a values-based culture. The Board meets regularly with management to discuss issues impacting our team members and ways to support our workforce. Our focus on culture comes from the Board and flows throughout the Company. In evaluating our Chief Executive Officer and management team, emphasis is put on their contributions to our overall culture.

Our Team and Culture

Our mission, to be the democratizing force that brings quantum solutions to business, academia, government, and ultimately individual users, is integral to our culture and how we build amazing teams and products to lead our industry. We enable remote work through our hybrid work model, which allows in-person collaboration as needed and the efficiency of remote work for other tasks. Our team consists of corporate employees, independent contractors, and consultants. Our team members are distributed around the world, and while we have several corporate offices, we do not rely solely on in-person collaboration. Our team works with a variety of tools and has adopted practices to ensure that all voices are heard, innovation is fostered, and results are achieved. Our hybrid team, and its belief in our mission, values, and vision, is critical to our success. With the consistent investment in the development of our team and our commitment to diversity, inclusion, and belonging, we have worked to cultivate an environment where people are able to be themselves at work and perform to the best of their abilities.

Our People

Our mission not only drives the creation and continuous development of our work marketplace, it is integral to how we engage our employees and our approach to creating and fostering an inclusive environment that promotes and encourages diversity, inclusion, belonging, career development, and wellness.

Diversity, Inclusion, and Belonging

We view belonging as a feeling, inclusion as a practice, and diversity as an outcome. We foster belonging through our communities-groups that build empathy and promote inclusive skill-building. We cultivate inclusion by equipping managers with tools to effectively build and lead amazing and inclusive teams that amplify team members’ voices. Additionally, we practice multidimensional compensation and mobility reviews during our annual employee performance evaluation process. This is led by a cross-functional team of human resource and legal leaders to help ensure that we are fair in our rewards and recognition strategy. Diversity, inclusion, and belonging is a journey, not a destination and, as such, we will continue to explore ways to cultivate an inclusive culture where every team member belongs.

Training and Development

As an organization built on individualized talents and skills, we understand the value of providing our employees with ongoing professional development so that they can advance their careers. We offer our employees an array of on-line learning opportunities, including a variety of training classes.

Benefits and Competitive Compensation

We strive to offer market-competitive compensation and benefits to attract and retain employees for the long term. We provide total rewards that attract and retain world-class employees through a total compensation package that includes equity-based awards to align employee compensation with stockholder interests. Knowing that our employees have diverse needs and life priorities, we also provide comprehensive benefits and services to those eligible, which include core benefits such as medical, dental, vision, and disability insurance, in addition to benefits tailored to the specific needs of our employees, such as mental health, fertility, family back-up care, and adoption support. We offer a health savings account with Company contributions, flexible working schedules, paid holidays, and unlimited vacation policies. We sponsor a 401(k) plan that includes a matching contribution.

Organizational Wellbeing

We engage our workforce in meaningful ways and take timely action in response to their feedback. Research into workforce experience begins during onboarding and is sustained throughout a team member’s tenure at Quantum Computing. This “life cycle” approach to workforce research affords our senior leadership and human resources team members ongoing and real-time insight into critical moments of worker experience and productivity. The collection of such data allows leadership, line managers, and our human resources team to identify successes and opportunities at multiple levels, including for individual team members, and company-wide programs. Over time, the aggregation and analysis of such data enables us to optimize for those workforce factors that drive crucial people and business outcomes.

Employee Wellness

Employee safety and wellbeing is of paramount importance to us. We provide productivity and collaboration tools and resources for employees, including training and tool kits to help leaders effectively lead and manage remote and in-person teams. In addition, we promote programs to support our employees’ physical, financial, and mental wellbeing. For example, we regularly conduct internal surveys to assess the wellbeing and needs of our employees, and we offer employee assistance and mindfulness programs to help employees and their families manage anxiety, stress, sleep, and overall wellbeing. We believe that our employees are at their best when they take the time to recharge. In order to encourage our employees to recharge and make their wellbeing a priority, we provide unlimited paid time off in addition to our company-recognized holidays.

Shareholder Communications

The Board welcomes communications from our stockholders, and it is our policy to facilitate communication from stockholders. The Board generally believes it is in our best interests that designated members of management speak on behalf of the Company. Stockholders and other interested parties wishing to communicate with the Board or with an individual member of the Board concerning the Company may do so by writing to the Board or to a particular member of the Board by mailing such correspondence to Quantum Computing Inc., Attention Corporate Secretary, 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030.

Please indicate on the envelope or in the email whether the communication is from a stockholder or other interested party. The Board has instructed the Corporate Secretary and other relevant members of management to examine incoming communications and forward to the Board or individual Board members as appropriate, communications he or she deems relevant to the Board’s roles and responsibilities. The Board has requested that certain types of communications not be forwarded, and redirected if appropriate, such as spam, business solicitations or advertisements, resumes or employment inquiries, service complaints or inquiries, surveys, or any threatening or hostile materials.

Board Leadership Structure and Board’s Role in Risk Oversight

Robert Liscouski, who has served as our President and Chief Executive Officer until January 31, 2024, is our Chairman of the Board. The Chairman has authority, among other things, to preside over and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that the presence of four independent members of the Board ensures appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, the Board holds executive sessions in which only independent directors are present.

The Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization.

Our Audit Committee oversees the management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our business, growth, and strategies. Our Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks that could have a material adverse effect on the Company.

Officer and Director Hedging

We maintain a policy on insider trading that applies to all shares of our capital stock held by any director, officer or employee. The policy requires that all directors, officers and employees receive our pre-clearance before engaging in any transactions involving our shares of capital stock and prohibits all directors, officers or employees from taking part in any hedging transactions.

Board Diversity Matrix

The following matrix summarizes self-identified diversity characteristics and is provided in accordance with applicable Nasdaq listing Requirements:

BOARD DIVERSITY MATRIX AS OF OCTOBER 18, 2024
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		6
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		2
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

The Company considers the Board to be diverse and continues to search for and evaluate candidates with wide range of ethnic and gender backgrounds. Despite these ongoing efforts, the Company was unable to identify a female director candidate with the requisite technical and business background to serve on the Board at this time.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the Company’s executive officers whose total compensation for the year ended December 31, 2023, did not exceed $100,000 (the “named executive officers” or “NEOs”) by us during the years ended December 31, 2023 and 2022.

2023 EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Chris Boehmler(2)	2023	260,246	5,000	69,738	276,000	0	610,984
Chief Financial Officer (PFO)	2022	168,547	250	0	254,338	0	423,134
William J. McGann(1)	2023	403,074	0	191,278	0	0	594,352
Chief Executive Officer and President (PEO)	2022	403,768	250	0	3,654,000	0	4,058,018
Robert Liscouski(3)	2023	403,130	0	0	138,000	0	541,130
Chairman	2022	402,839	180,000	0	4,510,500	0	5,093,339

____________

(1)      Mr. Boehmler was appointed Chief Financial Officer of the Company on July 1, 2023.

(2)      Dr. McGann was appointed Chief Executive Officer and President effective February 1, 2024; prior to that time, he served as the Company’s Chief Operating Officer and Chief Technology Officer.

(3)      Mr. Liscouski was terminated as Chief Executive Officer and President effective January 31, 2024.

Executive Employment Agreements

Dr. McGann Employment Agreement

We entered into an employment agreement with Dr. William J. McGann, our President and Chief Executive Officer, on January 2, 2022. Dr. McGann’s employment agreement is for a term of three years unless terminated earlier pursuant to its terms. Dr. McGann’s employment agreement provides for an annual base salary of $400,000, subject to annual review and adjustment as determined by the Board or its compensation committee. Dr. McGann is also eligible to earn an annual cash bonus in an amount of up to 37.5% of his base salary, subject to achieving certain performance milestones established and approved by the Board. Pursuant to the agreement, Dr. McGann was granted options to purchase up to 535,000 shares of Common Stock, with one-third of the options vesting immediately upon grant and one-third vesting upon each of the first and second anniversary of the date of grant.

Pursuant to the terms of his employment agreement, the Company may terminate Dr. McGann’s employment with or without Cause, as defined in the agreement, and Dr. McGann may terminate his employment with or without Good Reason, as defined in the agreement, upon written notice to the Company as set forth in the agreement. Upon termination of Dr. McGann’s employment by the Company without Cause or by Dr. McGann for Good Reason, the Company shall continue to pay Dr. McGann his then current monthly base salary for 12 months from the date of termination. The Company must also continue Dr. McGann’s coverage under and its contributions to his health care, dental, and life insurance benefits for six months, unless he is or becomes covered by an equivalent benefit, and pay him a pro rata portion of any bonus he has earned prior to his termination. In addition, if the Company terminates Dr. McGann’s employment without Cause or he terminates his employment for Good Reason within 12 months after a Change of Control, as define in the agreement, or an acquisition, then the Company must pay to Dr. McGann an additional sum equal to 12 months of his base salary.

As a full-time employee of the Company, Dr. McGann is eligible to participate in all of the Company’s bonus and benefit programs.

Mr. Boehmler Employment Agreement

We entered into an employment agreement with Mr. Christopher Boehmler, our Chief Financial Officer, dated as of June 26, 2023, pursuant to which Mr. Boehmler serves as our Chief Financial Officer. The agreement provides for an indefinite term, that Mr. Boehmler’s employment is at-will, and that either the Company or Mr. Boehmler can terminate his employment for any reason. Mr. Boehmler’s employment agreement provides for an annual base salary of $300,000 per year, subject to annual review and adjustment as determined by the Board or its compensation committee. Under his employment agreement, Mr. Boehmler is also eligible for an annual incentive bonus in the amount of up to 50% of his base salary, subject to Mr. Boehmler achieving certain performance milestones established by the Board or its compensation committee, and, subject to Board approval, an annual grant of options to purchase 125,000 shares of Common Stock at an exercise price equal to 110% of the grant date fair market value, one-third of which shall vest on the grant date and the remainder becoming exercisable in equal monthly installments over the following three years. Pursuant to the agreement, Mr. Boehmler was issued options to purchase 300,000 shares of Common Stock in 2023, 100,000 of which vested on the grant date and 100,000 of which shall vest on each of the 12-and 24-month anniversary of the grant date.

If the Company terminates Mr. Boehmler’s employment without Cause, as defined in the agreement, or Mr. Boehmler terminates his employment for Good Reason, as defined in the agreement, with 90 days prior notice to the Company and subject to his execution of a release in favor of the Company, the Company shall pay Mr. Boehmler an amount equal to his then current monthly base salary for 12 months from the date of termination. The Company must also, subject to his timely election of continuation coverage under COBRA, continue payment or reimbursement of 100% of Mr. Boehmler’s premiums for such health insurance coverage for six months following his termination or until he becomes covered by an equivalent benefit, and pay him a pro rata portion of any bonus he has earned prior to his termination. In addition, if the Company terminates Mr. Boehmler’s employment without Cause or he terminates his employment for Good Reason within 12 months after a Change of Control, as define in the agreement, then the Company must pay to Mr. Boehmler an additional sum equal to 12 months of his base salary.

As a full-time employee of the Company, Mr. Boehmler is eligible to participate in all of the Company’s benefit programs.

Mr. Liscouski Employment Agreement

The Company and Mr. Robert Liscouski were parties to an amended and restated employment agreement dated as of April 26, 2021, pursuant to which Mr. Liscouski served as our Chief Executive Officer during the fiscal years ended December 31, 2022 and 2023 (the “Liscouski Employment Agreement”). The Liscouski Employment Agreement provided for an initial term of three years and would be automatically renewed for consecutive one-year terms at the end of the initial term unless terminated or either party provided notice of non-renewal to the other. The agreement provided that Mr. Liscouski would receive an annual base salary of $400,000, subject to review and increases (but not decreases) by the Board or its compensation committee and be eligible to earn a performance bonus of up to 50% of his base salary subject to his achieving certain performance milestones established by the Board. The agreement also provided that, beginning on the first anniversary thereof, Mr. Liscouski would receive an annual grant of options to purchase 150,000 shares of Common Stock at an exercise price equal to 110% of the grant date fair market value, with one-third vesting on the date of grant and the remainder vesting in equal monthly installments thereafter. Pursuant to the Liscouski Employment Agreement, Mr. Liscouski also received (i) options to purchase 250,000 shares of common stock of the Company upon execution of the agreement and (ii) 250,000 options to purchase shares of common stock of the Company upon the Company’s listing on Nasdaq.

In connection with the termination of Mr. Liscouski employment as our Chief Executive Officer on January 31, 2024, the Company and Mr. Liscouski entered into a Separation Agreement and General Release. Pursuant to the separation agreement, the Company agreed to pay Mr. Liscouski $400,000, representing 12 months of his base salary, on the Company’s regular payroll dates for 12 months following his termination, to grant him 168,000 shares of Common Stock, and, subject to his timely election of continuation coverage under COBRA, to continue to pay or reimburse 100% of his premiums for such health insurance coverage for 12 months following his termination or until he becomes covered by an equivalent benefit. The separation agreement also provides that Mr. Liscouski’s unvested options and restricted stock grants vested as of his termination date.

We also entered into an agreement with Mr. Liscouski, effective as of February 1, 2024, which provides that the Company will pay him a monthly fee of $12,500 for his service as a Director of the Company (including as Chairman of the Board). Such monthly fee will be in lieu of the standard compensation we pay to our directors.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2023:

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Chris Boehmler(1)	30,417	60,833	2.56	March 28, 2027	29,550	26,891
Chris Boehmler	2,917	5,833	2.37	October 12, 2027
Chris Boehmler	100,000	200,000	1.18	December 27, 2028
William J. McGann(2)	356,666	178,334	2.40	January 24, 2027	81,050	73,756
William J. McGann	1,000,000	0	2.37	October 17, 2027
Robert Liscouski(3)	75,000	0	1.00	May 22 2025	0	0
Robert Liscouski	250,000	0	6.85	April 26, 2026
Robert Liscouski	166,676	83,334	2.40	January 24, 2027
Robert Liscouski	1,605,560	44,440	2.37	October 17, 2027
Robert Liscouski	72,244	77,776	1.44	December 27, 2028

____________

(1)      Mr. Boehmler’s stock options expiring March 28, 2027 and October 12, 2027 vest as follows: (i) 33,334 options vested on March 28, 2023; (ii) 33,334 options vested on March 28, 2024; and (iii) 33,332 options vest on March 28, 2025. Mr. Boehmler’s stock options expiring on December 27, 2028 vest as follows: (i) 100,000 options vested on July 1, 2023; (ii) 100,000 options vested on July 1, 2024; and (iii) 100,000 options vest on July 1, 2025. Mr. Boehmler’s 29,550 shares of stock vest on December 31, 2024.

(2)      Dr. McGann’s stock options expiring January 24, 2027ed vest as follows: (i) 178,333 options vested on January 24, 2022; (ii) 178,333 options vested on January 24, 2023; and (iii) 178,334 options vested on January 24, 2024. Dr. McGann’s stock options expiring on October 17, 2022 vested as follows: (i) 750,000 options vested on October 17, 2022; and (ii) 250,000 options vested on December 31, 2022. Dr. McGann’s 81,050 shares of stock vest on December 31, 2024.

(3)      Mr. Liscouski’s stock options expiring May 22, 2025 vested as follows: (i) 25,000 options vested on April 8, 2021; (ii) 25,000 options vested on April 8, 2022; and (iii) 25,000 options vested on April 8, 2023. Mr. Liscouski’s stock options expiring April 26, 2026 vested on April 26, 2021. Mr. Liscouski’s stock options expiring January 27, 2022 vested as follows: (i) 83,333 options vested on July 15, 2022; (ii) 83,333 options vested on July 15, 2023; and (iii) 83,334 options vested on July 15, 2024. Mr. Liscouski’s stock options expiring October 17, 2027 vest as follows: (i) 1,053,890 options vested on October 17, 2022; (ii) 508,334 options vested in equal monthly increments in 2023; and (iii) the remainder vest in equal monthly increments of 2,778 shares through April 1, 2025, with the final month vesting 2,770 shares. Mr. Liscouski’s stock options expiring December 27, 2028 vest as follows: (i) 72,224 vested as of December 31, 2023; and (ii) the remainder vest in equal monthly increments of 2,778 shares through April 1, 2026, with the final month vesting 2,770 shares. Pursuant to Mr. Liscouski’s Separation Agreement all unvested options vested effective March 15, 2024.

Director Compensation

The Company’s independent directors each received compensation of $9,000 per quarter for their services as directors, plus an additional $4,000 per quarter if they also served as a committee Chair, in fiscal year 2023.

The following table presents the total compensation earned and paid to non-employee members of the Board for the fiscal year ended December 31, 2023. In addition to the compensation outlined below, we reimburse non-employee Directors for reasonable travel expenses and out-of-pocket costs incurred in attending meetings of the Board or events that they attend on behalf of the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Stock Options ($)	Total ($)
Bertrand Velge(1)	46,207	0	130,812	177,019
Michael Turmelle	52,000	0	130,812	182,812
Carl Weimer	36,000	0	130,812	166,812
Robert Fagenson	52,000	0	130,812	182,812

____________

(1)      Mr. Velge resigned from the Company’s Board on November 20, 2023.

Pay versus Performance Table

The following table shows the total compensation for the named executive officers as set forth in the Summary Compensation Table, the compensation “actually paid” (“CAP”) to the NEOs, the Company’s total shareholder return (“TSR”), and our net income for the years ended December 31, 2023 and 2022. The tables below reflect the changes to stock-based compensation expense resulting from the Company’s restatement of its audited consolidated financial statements for the periods ended December 31, 2023 and 2022.

2023 Pay vs. Performance Table

Fiscal Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(1)(3)	Average summary compensation table total for non-PEO NEOs(2)	Average compensation actually paid to non-PEO NEOs(2)(3)	Value of initial fixed $100 investment based on total shareholder return	Net income (loss) ($000)
2023	$478,393	$557,261	$479,799	$472,501	$6	(29,731)
2022	$3,546,501	$4,072,923	$1,353,972	$1,345,901	$11	$(38,594)
2021	$1,962,822	$(3,111,112)	$2,080,745	$(1,868,218)	$24	$(27,899)

____________

(1)      In the table above, our PEO is Robert Liscouski.

(2)      The non-PEO NEOs for each applicable year are as follows:

– 2023: Christopher Boehmler, Christopher Roberts, Yuping Huang, William McGann, and David Morris

– 2022: Christopher Roberts, Yuping Huang, William McGann, and David Morris

– 2021: Christopher Roberts and David Morris

(3)      The SEC rules require that certain adjustments be made to the Summary Compensation Table (“SCT”) totals to determine CAP, as reported in the Pay versus Performance table above. The following table details the applicable adjustments that were made to determine CAP:

Year	Executives	SCT total ($)	Deduct grant date fair value of stock awards & option awards ($)	Add year-end fair value of unvested equity granted in the year ($)	Add year-over- year change in fair value of outstanding and unvested equity granted in prior years ($)	Add fair value as of vesting date of equity awards granted and vested in the year ($)	Add year- over-year change in fair value of equity awards granted in prior years that vested in the year ($)	Deduct fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($)
2023	PEO	478,393	(75,263)	71,017	(76,268)	229,022	(69,640)	—
	Non-PEO NEOs (average)	479,799	(130,079)	64,319	(69,041)	194,357	(66,853)	—
2022	PEO	3,546,501	(2,963,662)	369,109	—	3,548,475	(427,500)	—
	Non-PEO NEOs (average)	1,353,972	(988,096)	266,767	(157,542)	1,036,258	(165,458)	—
2021	PEO	1,962,822	(1,410,922)	—	(2,407,500)	1,865,250	(3,120,762)	—
	Non-PEO NEOs (average)	2,080,745	(1,841,687)	767,250	(1,230,500)	576,225	(2,220,250)	—

Relationship Between Compensation Actually Paid and Performance Measures

The Pay versus Performance table above and the charts below illustrate the following:

CAP to our PEO and non-PEO NEOs has not consistently moved in line with our TSR, that is, declines in our TSR over 2021 and 2022 were not accompanied by declining compensation outcomes during those years, however, in 2023 our TSR and CAP both declined. The CAP definition of pay reflects changes in the value of unvested and vested equity, so declines in the value of our stock price were similarly reflected in the value of equity (both unvested and vested) as compared to grant-date SCT values of pay. The declines in the value of our stock price were, however, reflected in the difference between compensation is reflected in the SCT and CAP for the PEO and non-PEO NEOs in each year. In 2023, 2022 and 2021, the value of outstanding equity held by our PEO and non-PEO NEOs declined and resulted in a negative impact on CAP for both our PEO and the non-PEO NEOs. Total CAP for our PEO and non-PEO NEOs decreased in 2023 compared with 2022 but did increase in 2022 compared to 2021, due to equity grants related to the QPhoton merger that closed in 2022. We expect that as the market value of the Common Stock increases, CAP values would also increase given both the equity tie to stock price and the potential impact of positive financial results on incentive payouts.

CAP does not move in line with our net income, as the measure can be volatile year-over-year due to accounting requirements, such as the inclusion of estimated values of equity grants, changes in the value of inventories, acquisitions, and intangible asset amortization, and related metrics. As such, we use other key measures of financial performance for a growing company, such as revenue, bookings, and EBITDA margin, in our incentive programs.

Reference Charts

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date concerning the beneficial ownership of the Common Stock for (i) each director and director nominee, (ii) each named executive officer, and (iii) all executive officers and directors as a group. We do not believe that any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act), other than Dr. Huang, is the beneficial owner of 5% or more of the outstanding shares of Common Stock. The address for Dr. Huang is our corporate address at 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030.

Beneficial ownership has been determined in accordance with the rules of the SEC and is calculated based on 95,142,920 shares of Common Stock issued and outstanding on the Record Date. Shares of Common Stock subject to options, warrants, preferred stock or other securities convertible into or pursuant to which the holder has the right to acquire Common Stock that are currently exercisable or convertible, or that are exercisable or convertible within 60 days of the Record Date, are deemed outstanding for computing the percentage of the person holding the option, warrant, preferred stock, or other such security but are not deemed outstanding for computing the percentage of any other person. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

Name and Address of Beneficial Owner	Common Stock Owned Beneficially	Percent of Class
Named Executive Officers and Directors
William J. McGann, Chief Executive Officer(1)	1,697,100	1.68
Chris Boehmler, Chief Financial Officer(2)	635,286	0.63
Robert Liscouski, Chairman(3)	3,364,055	3.33
Robert Fagenson(4)	725,000	0.72
Michael Turmelle(5)	525,000	0.52
Dr. Yuping Huang(6)	24,236,906	23.99
Dr. Carl Weimer(7)	175,000	0.17
Dr. Javad Shabani(8)	57,719	0.06
All directors and officers as a group (8 persons)	31,416,066	31.10
Other 5% shareholders	0	0
Total	31,416,066	31.10

____________

*        Less than 1%

(1)      Consists of 162,100 shares of Common Stock owned currently and 1,535,000 shares of Common Stock underlying vested options to purchase shares of common stock.

(2)      Consists of 320,010 shares of Common Stock owned currently and 315,276 shares of Common Stock underlying vested options to purchase shares of Common Stock

(3)      Consists of 989,055 shares of Common Stock owned currently and 2,308,344 shares of Common Stock underlying vested options to purchase shares of Common Stock.

(4)      Consists of 100,000 shares of Common Stock owned currently and 625,000 shares of Common Stock underlying vested options to purchase shares of Common Stock.

(5)      Consists of 525,000 shares of Common Stock underlying vested options to purchase shares of Common Stock.

(6)      Consists of 23,936,906 shares of Common Stock owned currently and 300,000 shares of Common Stock underlying vested options to purchase shares of Common Stock. This does not include any shares that could be purchased upon exercise of unvested warrants received as consideration in the merger with QPhoton that may vest upon the exercise of outstanding options and other warrants held by officers, employees, directors and investors.

(7)      Consists of 175,000 shares of Common Stock underlying vested options to purchase shares of Common Stock.

(8)      Consists of 12,500 shares of Common Stock underlying vested options to purchase shares of Common Stock and 45,219 shares of Common Stock underlying vested options to purchase shares of Common Stock.

TRANSACTIONS WITH RELATED PERSONS

There have been no transactions involving the Company since the beginning of its last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing a household with, any of these individuals, had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section captioned “Executive Compensation.”

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee of the Board is comprised of independent directors and operates under a written charter adopted by the Board. The Audit Committee charter is reviewed and updated as needed per applicable rules of the SEC and Nasdaq.

The Audit Committee serves in an oversight capacity. Management is responsible for the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s financial statements per the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes and to select and retain the Company’s independent auditors. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements including not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies, and the clarity of disclosures in the audited financial statements prior to issuance.

The Audit Committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2023, with management and with the Company’s independent auditors, and discussed with the independent auditors not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies and the clarity of disclosures in the audited financial statements prior to issuance. The Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB. The Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors its independence.

Based on such review and discussions, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 2023, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE:

Robert Fagenson — Chairman of the Committee

Michael Turmelle

Carl Weimer

MATTERS TO BE VOTED ON

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board is currently comprised of six directors. A total of five directors will be elected at the Annual Meeting to serve until the next annual meeting of stockholders to be held in 2024 and until their successors are duly elected and qualified. The terms of all of the Board members currently in office expire at the Annual Meeting, and they have each been nominated by the Board for re-election at the Annual Meeting and are all standing for re-election. The person named as “proxy” will vote the shares represented by all validly submitted proxies in accordance with the specifications of the stockholders submitting such proxies. If no choice has been specified by a stockholder, the shares will be voted FOR the election of each of the Board’s nominees. If at the time of the Annual Meeting any of the nominees named below should be unable or unwilling to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board. If a quorum is present, the nominees for directors receiving the highest number of FOR votes will be elected.

NOMINEES FOR ELECTION AS DIRECTOR

Nominees

The persons nominated as directors are as follows:

Name	Age	Position(s)
Dr. Yuping Huang	45	Chief Quantum Officer and Director
Dr. Carl Weimer	62	Director
Dr. Javad Shabani	43	Director
Robert Fagenson	75	Director
Michael Turmelle	65	Director

Vote Required

Votes may be cast “FOR ALL” nominees, “WITHHOLD ALL” nominees or “FOR ALL EXCEPT” those nominees noted by you on the appropriate portion of your proxy or voting instruction card. The five nominees for director receiving the highest number of votes “FOR” their election will be elected as directors. This is called a plurality. Electing to “WITHOLD” authority on the vote of a nominee’s election will result in such share(s) not being voted in favor of the nominee’s election and will have no impact on the outcome on the election of directors, although shares that “WITHHOLD” authority with respect to the election of any directors will be counted for the purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the election for directors.

Recommendation of the Board

THE Board unanimously recommends that you vote “FOR” the election of each of the BOARD’S nominees for ELECTION AS directors SET FORTH ABOVE.

Proposal No. 2: Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

Pursuant to Section 14A of the Exchange Act and related SEC rules, we are conducting a stockholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The vote is advisory and, therefore, it is not binding on the Board, the Compensation Committee, or the Company. Nevertheless, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We currently intend to conduct this advisory vote annually, in accordance with the outcome of the advisory vote on the frequency of future advisory votes on named executive officer compensation at the annual meeting of our stockholders held in 2022.

Our executive compensation program is designed to attract, motivate, and retain our named executive officers who are critical to our success. The Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our stockholders and our “pay-for-performance” philosophy. The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We encourage our stockholders to review the summary compensation table and other related compensation tables and narrative disclosures in the “Executive Compensation” section of this proxy statement, which discusses the compensation of our named executive officers during the years ended December 31, 2023 and 2022.

We are asking our stockholders to approve, on an advisory basis, the following non-binding, advisory resolution pursuant to this proposal:

RESOLVED, that the stockholders of Quantum Computing Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2024 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative disclosures that accompany the compensation tables.

Vote Required

Votes may be cast “FOR,” “AGAINST” or “ABSTAIN” with respect to this proposal. Assuming a quorum is present, the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement requires the approval of a majority of the votes cast on this proposal. Abstentions and broker non-votes are not included in calculating votes cast with respect to this proposal and will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

THE Board unanimously recommends that you vote “FOR” the approval oF THE non-binding advisory RESOLUTION TO APPROVE the compensation of the Company’s named executive officers as disclosed in THIS proxy statement.

Proposal No. 3: RatifICATION OF the Selection of BPM LLP as THE COMPANY’S Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024

The Audit Committee of the Board has selected the firm of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. BPM LLP has served as our independent registered public accounting firm since June 6, 2024. BF Borgers CPA PC (“BF Borgers”) was our independent registered public accounting firm for our fiscal year ended December 31, 2023. See “Change in Independent Registered Public Accounting Firm” below.

Although stockholder ratification of the selection of BPM LLP is not required by Delaware law, the Audit Committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider this selection and may retain that firm or another firm without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent public accountants at any time during the year if it determines that such change would be in the best interests the Company and its stockholders.

No representative of either BPM LLP or BF Borgers will be present at the Annual Meeting.

Principal Accountant Fees and Services

The aggregate fees billed for professional services by BF Borgers during 2023 and 2022 were as follows:

Audit Fees

For the Company’s fiscal years ended December 31, 2023 and 2022, we were billed an aggregate of approximately $132 thousand and $112 thousand, respectively, for professional services rendered by BF Borgers for its original audit of our financial statements, and approximately $300 thousand by BPM for the re-audit of our financial statements appearing in Amendment No. 1 to the Company’s Form 10-K for the year ended December 31, 2023.

Tax Fees

For the Company’s fiscal years ended December 31, 2023 and 2022, we were billed approximately $9 thousand each year for professional services rendered by BF Borgers for tax compliance, tax advice, and tax planning.

All Other Fees

For the Company’s fiscal years ended December 31, 2023 and 2022, we were billed approximately $27,500 and $49,500, respectively, for professional services rendered by BF Borgers related to the Company’s Registration Statements on Form S-3 and amendments thereto that the Company filed with the SEC in those years.

Pre-Approval Policies

All of the above services and fees were reviewed and approved by the entire Board. No services were performed before or without approval.

Change in Independent Registered Public Accounting Firm

As previously reported on a Current Report on Form 8-K that we filed on each of May 8, 2024 and June 11, 2024:

Termination of Independent Registered Public Accounting Firm

Effective May 3, 2024, the Company dismissed BF Borgers as its independent registered public accounting firm. The decision to dismiss BF Borgers was made with the recommendation and approval of the Audit Committee of the Board.

BF Borgers’ audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through the date of the Company’s dismissal of BF Borgers, there were no disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BF Borgers’ satisfaction, would have caused BF Borgers to make reference to such disagreements in its audit reports.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through the date of this report, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The SEC has advised that, in lieu of obtaining a letter from BF Borgers stating whether or not it agrees with the statements herein, the Company may indicate that BF Borgers is not currently permitted to appear or practice before the SEC for reasons described in the SEC’s Order Instituting Public Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933, Sections 4C and 21C of the Exchange Act and Rule 102(e) of SEC’s Rules of Practice, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order, dated May 3, 2024.

Appointment of Independent Registered Public Accounting Firm

Effective June 6, 2024, the Audit Committee of the Board appointed BPM LLP as the Company’s independent registered public accounting firm to re-audit the Company’s consolidated financial statements for the years ended December 31, 2022 and 2023, as well as to audit the Company’s consolidated financial statements for the current fiscal year ending December 31, 2024.

During the fiscal years ended December 31, 2022 and 2023, or during any subsequent interim period prior to the engagement of BPM LLP, neither the Company nor anyone on its behalf consulted with BPM LLP with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BPM LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a “reportable event” with the meaning of Item 304(a)(1)(v) of Regulation S-K.

Vote Required

Votes may be cast “FOR,” “AGAINST” or “ABSTAIN” with respect to this proposal. Assuming a quorum is present, the proposal to ratify the selection of BPM LLP as our independent registered public accounting firm for the current fiscal year requires the approval of a majority of the votes cast on this proposal. Abstentions will have no effect on the outcome of the vote on this proposal. There will be no broker non-votes with respect to this proposal.

Recommendation of the Board

THE BOARD unanimously RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BPM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

PROPOSAL NO. 4: APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE OUTSTANDING BALANCE OF THE STREETERVILLE NOTE

Background

On August 6, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”), pursuant to which the Company issued and sold to Streeterville a Secured Convertible Promissory Note in the original principal amount of $8,250,000. The principal amount includes an original issue discount of $750,000. Streeterville paid $7,500,000 in cash for the Streeterville Note. The Streeterville Note accrues interest at a rate of 10% per annum and has a maturity date of February 6, 2026, unless earlier prepaid, redeemed or accelerated in accordance with its terms prior to such date.

Beginning on February 6, 2025, Streeterville has the right to redeem up to $750,000 of the outstanding balance of the Streeterville Note per calendar month. The Company may pay such redemption amounts in cash, by converting such applicable redemption amount into shares of Common Stock at the applicable Conversion Price, as defined below, at such time, or in any combination of cash and shares of Common Stock.

Beginning on the earlier of (i) February 6, 2025 and (ii) the effectiveness of a registration statement registering the Conversion Shares (as hereinafter defined), Streeterville may convert all or any portion of the outstanding balance of the Streeterville Note into shares (“Conversion Shares”) of Common Stock on any trading day (and the following trading day) on which any intraday trading bid price of the Common Stock is 8% greater than the closing trade price on the previous trading day or at any time following an event of default (each a “Lender Conversion”), at a conversion price equal to 92% of the average of the two lowest daily volume weighted average prices of the Common Stock during the eight trading day period prior to the respective conversion date (the “Conversion Price”), subject to anti-dilution adjustments and provided that Streeterville may not request any conversion of the Streeterville Note to the extent that such conversion would cause Streeterville (together with its affiliates) to beneficially own shares of Common Stock exceeding 4.99% (or 9.99% if the Market Capitalization, as defined below, is less than $10 million) of the number of shares of Common Stock outstanding on such date. For the ownership limitation, “Market Capitalization” means a number equal to (a) the average volume weighted average price of the Common Stock for the immediately preceding 15 trading days, multiplied by (b) the aggregate number of outstanding shares of Common Stock as reported on Company’s most recently filed Form 10-Q or Form 10-K or as reported to Nasdaq in a subsequent shares outstanding change form. Absent an uncured event of default, as set forth in the Streeterville Note, Streeterville agreed to limit its aggregate sales of Conversion Shares on the open market in any given calendar week to 10% of the weekly trading volume of the Common Stock on the Company’s principal trading market for such week.

Under the Purchase Agreement, the Company is obligated to obtain stockholder approval of the Company’s issuance of the Conversion Shares in excess of the total cumulative number of shares of Common Stock that the Company could issue to Streeterville pursuant to the Streeterville Note, the Purchase Agreement, and any related documents without stockholder approval pursuant to Nasdaq Listing Rule 5635(d) (the “Share Cap”) by February 2, 2025. If the Company does not obtain such approval by such date, it must continue seeking the required stockholder approval every 90 days until the required stockholder approval is obtained. If the total cumulative number of Conversion Shares that the Company issues to Streeterville equals the Share Cap and the Company has not obtained the required stockholder approval, the Company must repay in cash any remaining outstanding balance of the Streeterville Note.

Why We Need Stockholder Approval

The Common Stock is listed on the Nasdaq Global Market and, as a result, we are subject to the Nasdaq Listing Rules. In order to comply with the Nasdaq Listing Rules and to satisfy conditions under the Streeterville Note, we are seeking stockholder approval of this proposal.

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in an amount equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the “Minimum Price.” The Minimum Price is defined as the lower of (i) the closing price of the common stock immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

The Streeterville Note could convert into up to 19,285,850 shares of Common Stock, which exceeds 20% of the outstanding shares of Common Stock, and the Conversion Price may be less than the Minimum Price as the Conversion Price is equal to 92% of the average of the two lowest daily volume weighted average prices of the Common Stock during the eight-trading day period prior to the respective conversion date.

Accordingly, and in accordance with the terms of the Streeterville Note requiring that we obtain such approval, we are seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance or potential issuance by us of Common Stock (or securities convertible into or exercisable for our Common Stock) in excess of 20% of the shares of Common Stock outstanding immediately prior to the conversion of the outstanding balance of the Streeterville Note at a Conversion Price less than the Minimum Price.

Potential Effects of Approval of this Proposal

If approved, this Proposal No. 4 could result in the issuance of up to an aggregate of 19,285,850 shares of Common Stock to Streeterville upon conversion of the outstanding balance of the Streeterville Note into shares of Common Stock pursuant to its terms, subject to the beneficial ownership limitations set forth therein. The issuance of shares of Common Stock to Streeterville will dilute the percentage ownership interest of all stockholders, will dilute the book value per share of the Common Stock and will increase the number of shares of Common Stock outstanding, which could depress the market price of the Common Stock.

In addition, upon issuance of shares of Common Stock upon the conversion of the outstanding balance of the Streeterville Note there would be a greater number of shares of Common Stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, could materially and adversely affect the market price of the Common Stock. Finally, the reservation of the shares of Common Stock issuable upon conversion of the outstanding balance of the Streeterville Note precludes the Company from issuing such shares for other purposes including equity financings, and we may be unable to raise additional capital as a result.

Potential Effects of Non-Approval of this Proposal

The Company is not seeking the approval of stockholders to authorize its entry into the Purchase Agreement or its issuance of the Streeterville Note to Streeterville, as the Company has already done so and such documents are already binding obligations of the Company. The failure of stockholders to approve this proposal will not negate the existing terms of these documents, which will remain binding on the Company. The failure of stockholders to approve this proposal will mean that the issuance of shares of Common Stock in accordance with the Streeterville Note will be limited to the extent that such exercise would result in the issuance, in the aggregate, of shares of our Common Stock in an amount up to 20% of the aggregate number of shares of Common Stock issued and outstanding immediately prior to the execution of the Streeterville Note. As a result, the Company would have to pay the amounts due on the Streeterville Note over the 20% threshold in cash, which would limit the funds we have available for other corporate purposes.

Failure to obtain such approval may discourage future investors from engaging in future financings with us. If these consequences occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all. We can provide no assurance that we would be successful in raising funds pursuant to additional capital or that such funds could be raised at prices that would not create substantial dilution for our existing stockholders.

Vote Required

Votes may be cast “FOR,” “AGAINST” or “ABSTAIN” with respect to this proposal. To be approved by the stockholders, this proposal must receive the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting (assuming a quorum is present). Abstentions and broker non-votes are not considered “votes cast” and as such will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

THE BOARD unanimously RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF 20% OR MORE OF THE OUTSTANDING SHARES OF COMMON STOCK UPON CONVERSION OF THE OUTSTANDING BALANCE OF THE STREETERVILLE NOTE.

OTHER BUSINESS

We have not received notice of and do not expect any other matters to be presented for vote at the Annual Meeting, other than the proposals described in this proxy statement. If, however, any other matters are properly presented to the Annual Meeting, it is the intention of the person named in the proxy to vote, or otherwise act, in accordance with their judgment on such matters. If you grant a proxy, the person named as proxy holder, Robert Liscouski, or his nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holder will vote your proxy for such other candidate or candidates nominated by the Board.

STOCKHOLDER PROPOSALS

In order to be included in the proxy materials for the Company’s 2025 annual meeting of stockholders, stockholder proposals submitted to us in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company’s proxy statement) must be received in written form at the Company’s executive offices on or before September 10, 2025. If we move the date of our 2025 annual meeting of stockholders more than 30 days from the date of the Annual Meeting, we will disclose an updated deadline by which such stockholder proposals must be submitted in a Quarterly Report on Form 10-Q that we file with the SEC. In order to curtail controversy as to compliance with this requirement, stockholders are urged to submit proposals to the Company’s Secretary by Certified Mail — Return Receipt Requested.

Pursuant to the proxy rules under the Exchange Act, Company stockholders are notified that the notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process, for consideration at the 2025 annual meeting of stockholders, and any nominations for election the Board at such annual meeting, even if the nomination is not to be included in the proxy statement for such meeting, pursuant to our bylaws must be received by our Secretary between August 10, 2025 and September 10, 2025; provided, however, that if the date of the 2025 annual meeting is advanced more than 30 days prior to December 10, 2025 or is delayed more than 70 days after such date, then to be timely such notice must be received by the Company no earlier than the close of business 120 days prior to the date of such annual meeting and no later than the close of business 90 days prior to the date later of such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is made.

Please see our bylaws for a description of the information that must be contained in a notice for a stockholder proposal or director nomination.

Finally, any person that intends to solicit proxies in support of director nominees other than the Company’s nominees at the Company’s 2025 annual meeting of stockholders pursuant to Rule 14a-19 under the Exchange Act must provide notice to the Company, which notice must be postmarked or transmitted electronically to the Company at its principal executive office no later than September 10, 2025, unless the date of the 2025 annual meeting changes by more than 30 calendar days from the first anniversary of the date of the Annual Meeting, in which case such notice must be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting or the 10th calendar day following the day on which we first make a public announcement of the date of the 2025 annual meeting. Such notice must include the names of all nominees for whom such person intends to solicit proxies and a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for the proxy statements and annual reports or Notices of Internet Availability of Proxy Materials, as applicable, with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or the Notice of Internet Availability of Proxy Materials, as applicable, or if you are receiving multiples copies of the proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request addressed to Attn: Chief Executive Officer, Quantum Computing Inc., 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030. We will deliver promptly, upon written request, a separate copy of the proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, to a registered stockholder at a shared address to which a single copy of the applicable document(s) was delivered.

In addition, we are subject to the information and reporting requirements of the Exchange Act and in accordance therewith, we file periodic reports, documents, and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. We encourage you to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC, and other publicly available information.

*************

November 1, 2024	By Order of the Board of Directors,
/s/ Robert Liscouski
Robert Liscouski
Chairman of the Board of Directors

ClearTrust, LLC - Proxy Agent 16540 Pointe Village Dr., Ste 210 Lutz, Florida 33558 SPECIMEN 1 MAIN STREET ANYWHERE PA 99999-9999 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY ONLINE (FASTEST AND EASIEST): Go to: www.cleartrustonline.com/qubt Have your Proxy Card ready Follow the simple instructions to record your vote MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided PHONE: Call 1-813-235-4490 ave your Proxy Card ready Request to vote your proxy. FOR YOUR VOTE TO COUNT, YOU MUST VOTE BEFORE THE POLLS CLOSE ON THE DAY OF THE MEETING. CONTROL NUMBER: ANNUAL MEETING OF STOCKHOLDERS TEST ISSUE REF 1999 DATE: TIME: LOCATION: December 10, 2024 10 A.M. Eastern Time 5 Marine View Plz, Suite 214, Hoboken, NJ 07030 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Robert Liscouski (the “Named Proxy”) as proxy for the undersigned, with full power of substitution and resubstitution, and authorizes him to vote all the shares of common stock of Quantum Computing Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In his discretion, the Named Proxy is authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxy cannot vote your shares unless you sign (on the reverse side) and return this card or otherwise provide voting instructions by phone or on the internet as described above. Continued and to be signed on the reverse side

TEST ISSUE REF 1999 ANNUAL MEETING OF STOCKHOLDERS PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Elect five directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. Dr. Yuping Huang Dr. Carl Weimer Dr. Javad Shabani Robert Fagenson Michael Turmelle 2. Approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement with respect to the Annual Meeting. 3. Ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. 4. Approve, for purposes of complying with Listing Rule 5635(d) of The Nasdaq Stock Market LLC, the issuance of 20% or more of our outstanding shares of common stock upon the conversion of the outstanding balance of that certain Secured Convertible Promissory Note, in the initial principal amount of $8,250,000, issued by the Company to Streeterville Capital, LLC on August 6, 2024. Note: To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. FOR WITHHOLD FOR FOR AGAINST ABSTAIN FOR FOR FOR Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Signature (and Title if applicable) Date Signature (if held jointly) Date SAVE TIME & REDUCE COSTS! PLEASE CONSIDER VOTING ONLINE RATHER THAN BY MAIL. 99 LAST NAME,FIRST